EXHIBIT 32.2

NORTHWEST NATURAL HOLDING COMPANY
Certificate Pursuant to Section 906
of Sarbanes – Oxley Act of 2002

Each of the undersigned, DAVID H. ANDERSON, Chief Executive Officer, and FRANK H. BURKHARTSMEYER, the Chief Financial Officer, of NORTHWEST NATURAL HOLDING COMPANY (the Company), DOES HEREBY CERTIFY that:

1.    The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 (the Report) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.    Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, each of the undersigned has caused this instrument to be executed this 5th day of November 2019.

/s/ David H. Anderson
David H. Anderson
President and Chief Executive Officer

/s/ Frank H. Burkhartsmeyer
Frank H. Burkhartsmeyer
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Northwest Natural Holding Company and will be retained by Northwest Natural Holding Company and furnished to the Securities and Exchange Commission or its staff upon request.